UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2020

Schrödinger, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39206	95-4284541
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 West 45th Street, 17th Floor New York, NY		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 295-5800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SDGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 including, but not limited to those regarding the Company’s (as defined below) ability to discover therapeutics under the Agreement (as defined below), the Company’s ability to negotiate and enter into a separate definitive agreement with Bristol Myers Squibb for the Degrader Compounds (as defined below), the Company’s ability to realize potential milestones, royalties or other payments under the Agreement and the risk that the Company may not realize the expected benefits of the Agreement. Statements including words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and statements in the future tense are forward-looking statements. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions the Company has made. Actual results may differ materially from those described in these forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond the Company’s control, including the Company’s reliance upon third-party providers of cloud-based infrastructure to host the Company’s software solutions, the Company’s reliance on third party contract research organizations to assist in the discovery of development candidates, the Company’s reliance on Bristol Myers Squibb to perform its obligations to develop and commercialize any development candidates discovered by the Company under the Agreement, the uncertainties inherent in drug development and commercialization, uncertainties associated with regulatory review of clinical trials and applications for marketing approvals, the impact of the COVID-19 pandemic on the Company’s and Bristol Myers Squibb’s business and the operation of the Agreement, as well as the other risks and uncertainties identified under the caption “Risk Factors” and elsewhere in the Company’s filings and reports with the Securities and Exchange Commission, including the Quarterly Report on Form 10-Q filed with the SEC on November 12, 2020, as well as the Company’s future filings and reports. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained herein as a result of new information, future events, changes in expectations or otherwise.

Item 1.01 Entry into a Material Definitive Agreement.

On November 22, 2020, Schrödinger, Inc. (the “Company”) entered into an exclusive, worldwide collaboration and license agreement (the “Agreement”) with Bristol-Myers Squibb Company (“Bristol Myers Squibb”), pursuant to which the Company and Bristol Myers Squibb agreed to collaborate in the discovery, research and pre-clinical development of small molecule compounds (other than protein-degrader compounds) for biological targets in the oncology, neurology and immunology therapeutic areas.

Research and Development. Under the Agreement, during a limited research term, the Company will be responsible, at its own cost and expense, for the discovery of small molecule compounds (other than protein-degrader compounds) directed to five specified biological targets (“Licensed Collaboration Compounds”) pursuant to a mutually agreed research plan for each such target. The initial specified targets include HIF-2 alpha and SOS1/KRAS, which the Company refers to as its SDGR4 program and SDGR5 program, respectively. Once the Company has discovered or identified a Licensed Collaboration Compound for a target that meets specified, mutually-agreed criteria (as determined by the collaboration’s joint steering committee) or upon Bristol Myers Squibb’s selection of a Licensed Collaboration Compound as a development candidate (a “Development Candidate”), Bristol Myers Squibb will be solely responsible for the further pre-clinical and clinical development, manufacturing and commercialization of such Development Candidate at its own cost and expense. The research term will end on the earlier of four years or until the Company has delivered a Development Candidate for each specified target. The Company may elect to extend the research term for a limited period of time to deliver a Development Candidate for a given target. In addition, the parties may mutually agree to extend the initial research term for an additional year. Under the Agreement, Bristol Myers Squibb has agreed to use commercially reasonable efforts to develop, seek and obtain regulatory approval for, and commercialize at least one product that contains a Licensed Collaboration Compound (a “Licensed Collaboration Product”) for each target in each of the United States, Japan and the European Union. The research component of the collaboration will be overseen by a joint steering committee comprised of an equal number of representatives from each of the Company and Bristol Myers Squibb. In addition to the initial specified targets, the parties have also agreed on a list of four reserved targets. Bristol Myers Squibb may replace one of the initial specified targets with a reserved target during a limited substitution period in the research term.

Exclusive License. Pursuant to the Agreement, for a given target, the Company granted to Bristol Myers Squibb an exclusive license, with the right to grant sublicenses, under certain patent rights, know-how and materials controlled by the Company to clinically develop, manufacture, use, sell, offer for sale, export and import and otherwise exploit, and have others do the same, any compound, molecule or product for such target throughout the world.

Intellectual Property. Under the terms of the Agreement, each party will own the entire right, title and interest in and to all know-how and patent rights first made or invented solely by the employees or consultants of such party in the course of the collaboration; provided that Bristol Myers Squibb has agreed to assign to the Company all of its rights, title and interest in any know-how and patent rights in any inventions that relate to the Company’s physics-based computational, software platform. The parties will jointly own all rights, title and interests in and to all know-how and patent rights first made or invented jointly by employees or consultants of the parties in the course of the collaboration.

Bristol Myers Squibb has the right but not the obligation to file, prosecute, maintain and defend any product-specific patents licensed by the Company to Bristol Myers Squibb under the Agreement. Bristol Myers Squibb will be required to bear the full cost and expenses of filing, prosecuting, maintaining and defending any such patents it chooses to file, prosecute, maintain or defend. If Bristol Myers Squibb determines not to prosecute or defend any such patent, the Company may do so at its own expense.

Financial Terms. Under the terms of the Agreement, Bristol Myers Squibb agreed to pay to the Company an initial upfront fee payment of $55 million. The Company also is entitled to receive up to $2.7 billion in total milestones across all potential targets. Such milestones consist of up to $585 million in total milestones per oncology target, including $360 million in the aggregate for certain specified research, development and regulatory milestones and $225 million in the aggregate for certain specified commercial milestones, as well as up to $482 million in total milestones per neurology and immunology target, including $257 million in the aggregate for certain specified research, development and regulatory milestones and $225 million in the aggregate for certain specified commercial milestones.

The Company is also entitled to a tiered percentage royalty on annual global net sales of Licensed Collaboration Products ranging from mid-single digits to low-double digits, subject to certain specified reductions. Royalties are payable by Bristol Myers Squibb on a Licensed Collaboration Product-by-Licensed Collaboration Product and country-by-country basis until the later of the expiration of the last valid claim of certain specified patent rights covering the Licensed Collaboration Product in such country, expiration of all applicable regulatory exclusivities in such country for such Licensed Collaboration Product and the tenth anniversary of the first commercial sale of such Licensed Collaboration Product in such country.

Degrader Compounds. The Agreement excludes any activities relating to protein-degrader compounds (“Degrader Compounds”). However, under the terms of the Agreement, for a limited period of time after the execution of the Agreement, the Company and Bristol Myers Squibb agree to negotiate a separate definitive agreement pursuant to which the Company will agree to license to Bristol Myers Squibb the right to conduct research, development and commercialization activities with respect to Degrader Compounds for the targets under the Agreement. The terms of such separate agreement relating to Degrader Compounds, including separate financial terms due to the Company in the event a Degrader Compound is developed and commercialized by Bristol Myers Squibb, are intended to be consistent with certain, limited terms and conditions for the Degrader Compounds described in the Agreement and such other terms and conditions as the Company and Bristol Myers Squibb may mutually agree.

Exclusivity. On a target-by-target basis, during the term of the Agreement for a given target, the Company is prohibited from clinically developing or commercializing, itself or with a third party, any nucleic acid, antibody, biologic, compound, small molecule or other molecule, or any product that contains the foregoing, that specifically modulates as its primary mechanism of action such target, or is designed to specifically modulate such target. Such prohibition encompasses both the initial specified targets listed as of the effective date of the Agreement and those targets on the reserved target list for the limited substitution period.

Termination. Unless earlier terminated, the Agreement will expire on a Licensed Collaboration Product-by-Licensed Collaboration Product and country-by-country basis on the expiration of the applicable royalty term for such Licensed Collaboration Product in such country and in its entirety upon expiration of the last royalty term for the last Licensed Collaboration Product. Either party may terminate the Agreement earlier upon an uncured material breach of the Agreement by the other party on a target-by-target basis, or upon the occurrence of certain events of insolvency of the other party. Additionally, Bristol Myers Squibb may terminate the agreement for any or no reason, in its entirety or on a target-by-target basis, upon specified written notice to Company. Bristol Myers Squibb may also terminate the Agreement on a target-by-target basis for safety reasons. The Company may terminate the Agreement on a target-by-target basis to the extent Bristol Myers Squibb commences or participates in challenging certain patents licensed by the Company to Bristol Myers Squibb under the Agreement.

In the event that Bristol Myers Squibb terminates the Agreement at will, or if the Company terminates for a breach, insolvency or patent challenge by Bristol Myers Squibb, the Company is entitled to certain reversionary rights with respect to certain compounds and products for the applicable terminated target(s).

In the event that Bristol Myers Squibb has the right to terminate the Agreement, in whole or with respect to a particular target, upon the Company’s uncured material breach or an event of insolvency with respect to the Company, then in lieu of so terminating, Bristol Myers Squibb has the right to elect to the have the Agreement continue in full force and effect; provided that all royalties and milestones thereafter payable by Bristol Myers Squibb to the Company with respect to such applicable target(s) shall be reduced by 50%.

The foregoing description of certain terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which the Company intends to file as an exhibit to its Annual Report on Form 10-K for the fiscal year ending December 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Schrödinger, Inc.

Date: November 23, 2020	By:	/S/ JOEL LEBOWITZ
Joel Lebowitz
Chief Financial Officer